Exhibit 14(b)

                       Consent of McGladrey & Pullen, LLP
                            Independent Accountants.
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CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm in the Statement of Additional Information included as part of the Combined Proxy Statement and Prospectus of Vista American Value Fund, a series of Mutual Fund Group and Van Deventer & Hoch American Value Fund, a series of Advisors Series Trust being filed on Form N-14

McGLADREY & PULLEN, LLP

New York, New York
March 25, 1998